UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023

ERP OPERATING LIMITED PARTNERSHIP

(Exact name of Registrant as Specified in Its Charter)

Illinois	0-24920	36-3894853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 474-1300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
7.57% Notes due August 15, 2026	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On April 13, 2023, ERP Operating Limited Partnership (the “Company”), certain subsidiaries thereof and certain third parties entered into an agreement pursuant to which the Company, directly or indirectly, acquired 100% ownership of a 200-unit residential rental development project named Aero Apartments in the San Francisco Bay Area (the “Property”, and collectively, the “Transaction”). Prior to the Transaction, certain subsidiaries of the Company owned ninety percent (90%) of the ownership interests in the Property.

The Company paid approximately $3.7 million in cash and issued 933,454 3.00% Series Q Cumulative Redeemable Preference Units (the “Preference Units”) in exchange for ten percent (10%) of the ownership interests of the entity owning the Property. The Preference Units have a $1.00 per unit liquidation preference, were issued pursuant to the Seventh Amended and Restated Agreement of Limited Partnership of the Company (the “Partnership Agreement”), are entitled to receive cumulative, non-compounding distributions at an annual rate of $0.03 per Preference Unit, and are subject to repurchase by Equity Residential, the Company’s general partner, at the election of the holder or Equity Residential during certain time periods. The Preference Units may be repurchased, at the option of Equity Residential and/or the Company, for cash at their liquidation preference of $1.00 per unit plus accrued and unpaid distributions, common shares of beneficial interest of Equity Residential (“Common Shares”) or operating partnership units of the Company (“OP Units”), which are exchangeable into Common Shares following a hold period. The number of OP Units or Common Shares issued at repurchase, if any, will be calculated by dividing the number of Preference Units plus accrued and unpaid distributions by the closing sales price of Common Shares on the fifth business day following receipt of a unit transfer agreement by Equity Residential. The issuance of the Preference Units was made in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

The terms of the Preference Units are set forth in a Preference Unit Term Sheet which was executed at the closing of the Transaction and is part of the Company’s Partnership Agreement. The above description of the Preference Units is qualified in its entirety by reference to the form of Preference Unit Term Sheet attached hereto as Exhibit 3.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above in “Item 3.02—Unregistered Sales of Equity Securities” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Form of Preference Unit Term Sheet for 3.00% Series Q Cumulative Redeemable Preference Units.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERP OPERATING LIMITED PARTNERSHIP By: Equity Residential, its general partner

Date:	April 19, 2023	By:	/s/ Scott J. Fenster
Name: Scott J. Fenster Its: Executive Vice President and General Counsel